UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) February 3, 2009

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (210) 821-4105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Throughout this document, AT&T Inc. is referred to as “AT&T.” On February 3, 2009, AT&T closed its sale of U.S.$5,500,000,000 aggregate principal amount of its U.S.$1,000,000,000 4.85% Global Notes due 2014 (the “2014 Notes”), U.S.$2,250,000,000 5.80% Global Notes due 2019 (the “2019 Notes”) and the U.S.$2,250,000,000 6.55% Global Notes due 2039 (the “2039 Notes” and, together with the 2014 Notes and the 2019 Notes, the “Notes”), pursuant to the Underwriting Agreement dated January 29, 2009 (the “Underwriting Agreement”), among AT&T and Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several Underwriters named in Schedule II thereto. The Notes were issued pursuant to that certain Indenture dated as of November 1, 1994 between SBC Communications Inc. (now known as AT&T Inc.) and The Bank of New York Mellon, as Trustee. The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-143180) previously filed with the Securities and Exchange Commission (the “Commission”) under the Act. Copies of the Underwriting Agreement and the form of each Note are filed as exhibits hereto and incorporated herein by reference. AT&T is filing this Current Report on Form 8-K so as to file with the Commission certain items that are to be incorporated by reference into its Registration Statement.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are filed as part of this report:
(d)	Exhibits
1.1	Underwriting Agreement, dated January 29, 2009

4.1	Form of Global Note due 2014

4.2	Form of Global Note due 2019

4.3	Form of Global Note due 2039

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.
Date: February 3, 2009	By:	/s/ John J. Stephens
John J. Stephens
Senior Vice President and Controller